EXHIBIT 32.1

SECTION 1350 CERTIFICATION

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsection (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Rim Semiconductor Company (the "Company"), does hereby certify that to such officer's knowledge:

(1)    The Quarterly Report on Form 10-QSB of the Company for the period ended July 31, 2006 (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

This certification is made solely for the purposes of U.S.C. Section 1350, and not for any other purpose.

September 14, 2006

/S/ BRAD KETCH
BRAD KETCH PRESIDENT AND CHIEF EXECUTIVE OFFICER (AND PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)